                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                                 FPL GROUP, INC.
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

FPL
GROUP

                                FPL GROUP, INC.
                                 P.O. BOX 14000
                             700 UNIVERSE BOULEVARD
                         JUNO BEACH, FLORIDA 33408-0420
-----------------------------------------------------------------
-----------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 15, 2000

The Annual Meeting of Shareholders of FPL Group, Inc. will be held in Palm Beach Gardens, Florida, at the PGA National Resort, 400 Avenue of the Champions, at 10:00 a.m. on Monday, May 15, 2000, to consider and act upon:

    -Election of directors.

    -Ratification of the appointment of Deloitte & Touche LLP as auditors.

    -Such other matters as may properly come before the meeting.

The record date for shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof is March 6, 2000.

Admittance to the meeting will be limited to shareholders. Shareholders who plan to attend are requested to so indicate by marking the appropriate space on the enclosed proxy card. Shareholders whose shares are held in street name (the name of a broker, trust, bank or other nominee) should bring with them a legal proxy, a recent brokerage statement or letter from the street name holder confirming their beneficial ownership of shares.

PLEASE MARK, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD PROMPTLY SO THAT YOUR SHARES CAN BE VOTED, REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE MEETING. IF YOU ATTEND, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

By order of the Board of Directors.

DENNIS P. COYLE

Secretary

March 31, 2000

                                FPL GROUP, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 15, 2000
                                PROXY STATEMENT

ANNUAL MEETING

The Annual Meeting of Shareholders of FPL Group, Inc. ("FPL Group" or the "Corporation") will be held at 10:00 a.m. on Monday, May 15, 2000. The enclosed proxy card is solicited by the Board of Directors, and your execution and prompt return of the card is requested. Every shareholder, regardless of the number of shares held, should be represented at the Annual Meeting. Whether or not you expect to be present at the meeting, please mark, sign, and date the enclosed proxy card and return it in the enclosed envelope. Any shareholder giving a proxy may revoke it at any time before it is voted at the meeting by delivering to the Corporation written notice of revocation or a proxy bearing a later date, or by attending the meeting in person and casting a ballot. Votes cast in person or by proxy will be tabulated by the inspectors of election appointed by the Board of Directors.

The shares represented by your proxy will be voted in accordance with the specifications made on your proxy card. Unless otherwise directed, such shares will be voted:

    -For the election as directors of the nominees named in this proxy statement.

    -For the ratification of the appointment of Deloitte & Touche LLP as auditors.

    -In accordance with the best judgment of the persons acting under the proxy concerning other matters that are properly brought before the meeting and at any adjournment or postponement thereof.

Shareholders of record at the close of business on March 6, 2000, are entitled to notice of, and to vote at, the meeting. Each share of Common Stock, $.01 par value, of the Corporation is entitled to one vote. At the close of business on March 6, 2000, the Corporation had 178,166,335 shares of Common Stock outstanding and entitled to vote. The Corporation anticipates first sending this proxy statement and the enclosed proxy card to shareholders on or about
March 31, 2000.

In determining the presence of a quorum at the Annual Meeting, abstentions are counted and broker non-votes are not counted. The current Florida Business Corporation Act (the "Act") provides that directors are elected by a plurality of the votes cast and all other matters are approved if the votes cast in favor of the action exceed the votes cast against the action (unless the matter is one for which the Act or the articles of incorporation require a greater vote). Therefore, under the Act, abstentions and broker non-votes have no legal effect on whether a matter is approved. However, FPL Group's Bylaws, which were adopted prior to the current Act and remain in effect, provide that any matter, including the election of directors, is to be approved by the affirmative vote of a majority of the total number of shares represented at the meeting and entitled to vote on such matter (unless the matter is one for which the Act or some other law or regulation expressly requires or permits the Board of Directors to require a greater vote, or FPL Group's Articles of Incorporation or Bylaws require a greater or different vote). Therefore, as to all matters to be voted on by shareholders at the Annual Meeting, abstentions have the same effect as a vote against a matter and broker non-votes have no legal effect.

ELECTION OF DIRECTORS

Listed below are the thirteen nominees for election as directors, their principal occupations, and certain other information regarding them. Unless otherwise noted, each director has held his or her present position continuously for five years or more and his or her employment history is uninterrupted. Directors serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified.

Unless you specify otherwise on the accompanying proxy, it will be voted for the election of the listed nominees. The affirmative vote of a majority of the total number of shares of Common Stock represented at the meeting and entitled to vote is required to elect each nominee.

                              H. JESSE ARNELLE  Mr. Arnelle, 66, became of counsel to
[LOGO]                        Womble, Carlyle, Sandridge & Rice, a North Carolina-based
                              law firm, in November 1997, after retiring in 1996 as a
                              senior partner from the law firm of Arnelle, Hastie, McGee,
                              Willis & Greene, a law firm whose predecessor he co-founded in 1985. He is a director of Armstrong World Industries,
                              Inc., Eastman Chemical Company, Gannett Corporation,
                              Textron, Inc., Union Pacific Resources Group, Inc., and
                              Waste Management, Inc. He served as vice-chairman and then chairman of the Pennsylvania State University Board of
                              Trustees from 1993 to 1998. Mr. Arnelle has been a director of FPL Group since 1990.

                              SHERRY S. BARRAT  Mrs. Barrat, 50, is president and chief
[LOGO]                        executive officer of Northern Trust Bank of California, N.A.
                              Prior to being elected to that office in January 1999, she was president of Northern Trust Bank for Palm Beach and
                              Martin Counties, Florida. While in Florida, she was also a member of the board of directors of the Raymond F. Kravis
                              Center for the Performing Arts and the Economic Council of
                              Palm Beach County. Mrs. Barrat became a director of FPL
                              Group in February 1998.

                              ROBERT M. BEALL, II  Mr. Beall, 56, is chairman and chief
[LOGO]                        executive officer of Beall's, Inc., the parent company of
                              Beall's Department Stores, Inc., and Beall's Outlet Stores,
                              Inc., which operate retail stores located primarily in
                              Florida. Mr. Beall is a director of Blue Cross/Blue Shield of Florida and the National Retail Federation. He is also
                              past chairman of the Florida Chamber of Commerce and a
                              member of the Florida Council of 100. Mr. Beall has been a director of FPL Group since 1989.

                              JAMES L. BROADHEAD  Mr. Broadhead, 64, is chairman and chief
[LOGO]                        executive officer of FPL Group. He is also chairman and
                              chief executive officer of FPL Group's principal subsidiary,
                              Florida Power & Light Company. Mr. Broadhead is a former
                              president of the Telephone Operating Group of GTE
                              Corporation and is also a former president of St. Joe
                              Minerals Corporation. He is a director of Delta Air Lines,
                              Inc., New York Life Insurance Company, and The Pittston
                              Company, and a trustee of Cornell University. Mr. Broadhead has been a director of FPL Group since 1989.

                              J. HYATT BROWN  Mr. Brown, 62, is chairman, president and
[LOGO]                        chief executive officer of Brown & Brown, Inc., an insurance broker based in Daytona Beach and Tampa, Florida. He is a
                              director of SunTrust Banks, Inc., BellSouth Corporation,
                              Rock-Tenn Company, and the International Speedway
                              Corporation. Mr. Brown is a former member of the Florida
                              House of Representatives and served as Speaker of the House from 1978 to 1980. He is a member and past chairman of the
                              Board of Trustees of Stetson University. Mr. Brown has been a director of FPL Group since 1989.

                              ARMANDO M. CODINA  Mr. Codina, 53, is the chairman and chief
[LOGO]                        executive officer of Codina Group, Inc., a Coral Gables,
                              Florida-based real estate development company. He has served in that capacity with Codina Group, Inc., and its
                              predecessors since 1979. He is a director of AMR
                              Corporation, BellSouth Corporation, CSR America, Inc., The
                              Quaker Oats Company, and Winn-Dixie Stores, Inc. Mr. Codina
                              has been a director of FPL Group since 1994.

                              MARSHALL M. CRISER  Mr. Criser, 71, became of counsel to
[LOGO]                        McGuire, Woods, Battle & Boothe, L.L.P., in 1997. For eight years before, he was chairman of the Jacksonville law firm of Mahoney, Adams & Criser, P.A. He was also formerly
                              president of the University of Florida. Mr. Criser is a
                              director of CSR America, Inc., Flagler Systems, Inc., and
                              Perini Corporation. He is a past chairman of the Florida
                              Board of Regents, a past president of the Florida Bar and a past chairman of the Florida Council of 100. Mr. Criser has been a director of FPL Group since 1989.

                              WILLARD D. DOVER  Mr. Dover, 69, has been a member of the
[LOGO]                        Fort Lauderdale law firm of Niles, Dobbins, Meeks, Raleigh &
                              Dover since 1998. For 40 years prior thereto he was a member of the law firm of Fleming, O'Bryan & Fleming, P.A. He is a former chairman of the Florida Council of 100 and is a
                              trustee and former chairman of the Florida Council of
                              Economic Education. He has previously served as a trustee of the Nova Southeastern University Law Center and Florida
                              Atlantic University Foundation, Inc. and as chairman of the
                              Florida Atlantic Research and Development Authority. Mr.
                              Dover has been a director of FPL Group since 1989.

                              ALEXANDER W. DREYFOOS, JR.  Mr. Dreyfoos, 68, is the owner
[LOGO]                        and chief executive officer of the Dreyfoos Group of
                              companies. These include Photo Electronics Corporation, a
                              developer of electronic equipment for the photographic
                              industry, which he founded in 1963. He is a director of
                              First Union National Bank of Florida. He serves as chairman of the Raymond F. Kravis Center for the Performing Arts and
                              a trustee of M.I.T. Corporation. He is a member of the
                              Florida Council of 100 and a founding member and former
                              chairman of the Economic Council of Palm Beach County. Mr.
                              Dreyfoos has been a director of FPL Group since February
                              1997.

                              PAUL J. EVANSON  Mr. Evanson, 58, became the president of
[LOGO]                        Florida Power & Light Company and a director of FPL Group in
                              1995 after having served as vice president, finance, and
                              chief financial officer of FPL Group and senior vice
                              president, finance, and chief financial officer of Florida
                              Power & Light Company since 1992. Prior to that, he was
                              president and chief operating officer of Lynch Corporation, a diversified holding company. Mr. Evanson is a director of
                              Florida Power & Light Company and Lynch Interactive
                              Corporation.

                              DREW LEWIS  Mr. Lewis, 68, was chairman and chief executive
[LOGO]                        officer of Union Pacific Corporation, a transportation and natural resources company, from 1986 to 1997. He is a
                              director of American Express Company, Gannett Co., Inc.,
                              Millennium Bank, and Union Pacific Resources Group, Inc. Mr.
                              Lewis served as U.S. Secretary of Transportation from 1981 to 1983, is a former chairman and chief executive officer of
                              Warner Amex Cable Communications Inc. and a former chairman of The Business Roundtable. Mr. Lewis has been a director of
                              FPL Group since 1992.

                              FREDERIC V. MALEK  Mr. Malek, 63, has been chairman of
[LOGO]                        Thayer Capital Partners, a merchant bank, since March 1993.
                              Mr. Malek was formerly the president and vice chairman,
                              successively, of Northwest Airlines, Inc., and prior to that was president of Marriott Hotels and Resorts. He served as campaign manager for Bush/Quayle `92. Mr. Malek also served in several U.S. government positions, including deputy
                              director of the Office of Management and Budget. He is a
                              director of Aegis Communications Group, Inc., American
                              Management Systems, Inc., Automatic Data Processing
                              Corporation, Inc., CB Richard Ellis, Global Vacation Group,
                              Inc., HCR-Manor Care, Inc., Northwest Airlines, Inc., Saga
                              Systems, Inc., and various PaineWebber mutual funds. Mr.
                              Malek has been a director of FPL Group since 1987.

                              PAUL R. TREGURTHA  Mr. Tregurtha, 64, is chairman and chief
[LOGO]                        executive officer of Mormac Marine Group, Inc., a maritime shipping company, and of Moran Transportation Company, a
                              tug/barge enterprise. He is also vice chairman and co-owner of Interlake Steamship Company. Mr. Tregurtha previously
                              served as chairman, chief executive officer, president and chief operating officer of Moore McCormack Resources, Inc., a natural resources and water transportation company. He is also a former vice president of Brown & Sharpe Manufacturing
                              Company. Mr. Tregurtha is a director of Teachers Insurance and Annuity Association, Fleet Boston Financial Corporation,
                              Alliance Resource Management GP, LLC, and Brown & Sharpe
                              Manufacturing Company. Mr. Tregurtha has been a director of
                              FPL Group since 1989.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Upon the recommendation of the Audit Committee, the Board has selected
Deloitte & Touche LLP, independent public accountants, to audit the accounts of FPL Group and its subsidiaries for the fiscal year ending December 31, 2000, and to perform such other services as may be required of them.

Representatives of Deloitte & Touche LLP will be present at the 2000 Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions raised at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION.

PERFORMANCE GRAPHS

The graph below compares the cumulative total returns, including reinvestment of dividends, of FPL Group Common Stock with the companies in the Standard & Poor's 500 Index (S&P 500) and the Dow Jones Electric Utilities Index (Dow Jones Electrics). The comparison covers the five years ended December 31, 1999 and is based on an assumed $100 investment on December 31, 1994, in each of the S&P 500, the Dow Jones Electrics, and FPL Group Common Stock. The Dow Jones Electrics is based on the performance of 45 electric and electric/gas combination utilities. It includes FPL Group as well as other utility holding companies with diversified operations.

                              TOTAL RETURN FOR THE
                       FIVE YEARS ENDED DECEMBER 31, 1999

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

VALUE OF $100 ON DECEMBE 31,
                              1994  1995  1996  1997  1998  1999
FPL Group                     $100   138   143   191   206   149
Dow Jones Electrics           $100   132   133   168   192   162
S & P 500                     $100   138   169   226   290   351

In 1990, FPL Group announced its intention to focus on its core utility and other energy-related businesses and to exit businesses not related to its core strengths. Since then, FPL Group has realigned its senior management team, reorganized Florida Power & Light Company and divested essentially all its non-energy-related businesses. The graph below shows the cumulative total return, including reinvestment of dividends, of FPL Group Common Stock since these fundamental changes were made. It covers the nine years ended
December 31, 1999, and assumes the investment of $100 on December 31, 1990.

                              TOTAL RETURN FOR THE
                       NINE YEARS ENDED DECEMBER 31, 1999

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

VALUE OF $100 ON DECEMBE 31,
                              1990  1991  1992  1993  1994  1995  1996  1997  1998  1999
FPL Group                     $100   137   144   166   158   219   226   302   325   235
Dow Jones Electrics           $100   130   138   155   136   178   180   228   260   219
S & P 500                     $100   130   140   155   157   215   265   353   454   550

COMMON STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

FPL Group's directors, its executive officers, and the Trustee under its Employee Thrift Plans beneficially own shares of FPL Group Common Stock as follows:

                                                                    NUMBER
                            NAME                                 OF SHARES(A)
------------------------------------------------------------  -------------------
H. Jesse Arnelle............................................        9,550(b)(c)(e)
Sherry S. Barrat............................................        3,490(b)(e)
Robert M. Beall, II.........................................        7,583(c)(e)
James L. Broadhead..........................................      271,744(b)(d)(e)
J. Hyatt Brown..............................................       15,545(c)(e)(g)
Armando M. Codina...........................................       10,795(b)(c)(e)
Dennis P. Coyle.............................................       69,612(d)(e)(f)
Marshall M. Criser..........................................       11,286(b)(c)(e)(g)
B. F. Dolan.................................................       17,677(c)(e)
Willard D. Dover............................................        7,734(c)(e)
Alexander W. Dreyfoos, Jr...................................        8,517(b)(e)
Paul J. Evanson.............................................      107,339(b)(d)(e)(f)
Drew Lewis..................................................       11,976(c)(e)
Frederic V. Malek...........................................        6,526(c)(e)
Thomas F. Plunkett..........................................       59,654(b)(d)(e)(f)
Paul R. Tregurtha...........................................        8,782(b)(c)(e)
Michael W. Yackira..........................................       98,359(d)(e)(f)
All directors and executive officers as a group.............      894,633(b)(c)(d)(e)(f)(h)
Fidelity Management Trust Company...........................   16,982,700(i)
82 Devonshire Street
Boston, Massachusetts 02109

------------

(a) Information is as of March 1, 2000, except for holdings under retirement plans, which are as of December 31, 1999.

(b) Includes 35,869; 36,697; 8,842; 2,330; 5,208; 1,432; 2,817; 187; and 1,190
    share units for Messrs. Broadhead, Evanson, Plunkett, Arnelle, Codina, Criser, Dreyfoos, Tregurtha, and Mrs. Barrat, respectively, and a total of 130,798 share units for all directors and officers as a group, under deferred compensation plans. Such units have no voting rights.

(c) Includes 4,947; 2,963; 4,095; 2,487; 6,154; 6,188; 5,734; 5,244; 4,427; and
    4,495 share units for Messrs. Arnelle, Beall, Brown, Codina, Criser, Dolan, Dover, Lewis, Malek, and Tregurtha, respectively, and a total of 46,734 share units for all directors and officers as a group, granted in connection with the termination of the FPL Group, Inc. Non-Employee Director Retirement Plan. Such units have no voting rights and are subject to forfeiture upon retirement from the Board before age 65.

(d) Includes 15,625; 3,876; 4,335; 549; and 2,556 share units for
    Messrs. Broadhead, Coyle, Evanson, Plunkett, and Yackira, respectively, and a total of 28,967 share units for all directors and officers as a group, credited to a Supplemental Matching Contribution Account under the Supplemental Executive Retirement Plan.

(e) Includes 146,800; 15,000; 18,750; 18,750; and 18,750 shares of restricted stock held by Messrs. Broadhead, Coyle, Evanson, Plunkett, and Yackira, respectively, 1,100 shares of restricted stock held by each of Messrs. Arnelle, Beall, Brown, Codina, Criser, Dolan, Dover, Lewis, Malek, and Tregurtha and 1,300 shares of restricted stock held by each of Mrs. Barrat and Mr. Dreyfoos, and a total of 314,150 shares of restricted stock for all directors and officers as a group, as to which each person has voting power but not investment power.

(f) Includes options held by Messrs. Coyle, Evanson, Plunkett, and Yackira to purchase 25,000; 37,500; 25,000; and 37,500 shares, respectively, and options to purchase a total of 162,500 shares for all directors and officers as a group.

(g) Includes 350 and 2,300 shares as to which Messrs. Brown and Criser, respectively, disclaim beneficial ownership.

(h) Less than 1% of the Common Stock outstanding.

(i) 9.5% of the Common Stock outstanding; held as Trustee under the Florida Power & Light Company Master Thrift Plans Trust. The Trustee disclaims beneficial ownership of such securities.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Corporation's directors and executive officers are required to file initial reports of ownership and reports of changes of ownership of Common Stock with the Securities and Exchange Commission. Based upon a review of these filings and written representations from the directors and executive officers, all required filings were timely made in 1999.

DIRECTOR MEETINGS AND COMMITTEES

The Board of Directors met eight times in 1999. Each director attended at least 75% of the Board meetings and all directors attended at least 75% of the meetings of the committees on which he or she served except for Mr. Codina, who attended 71% of the meetings of the committees on which he served.

FPL Group's Audit Committee, comprised of Mrs. Barrat and Messrs. Arnelle, Criser (Chairman), Dolan, Dover, and Dreyfoos met five times in 1999. The Audit Committee has functional supervision over the internal audit staff, reviews the system of internal controls and the adequacy of the internal audit system, and receives reports on activities of the internal auditing department. It recommends to the Board the independent public accountants and reviews the scope and results of the audits performed by both the independent public accountants and the internal auditors. It is responsible for ensuring that the financial statements present fairly the financial condition of FPL Group.

The Compensation Committee, comprised of Messrs. Arnelle, Beall, Brown (Chairman), Codina, Dolan, Lewis, and Tregurtha, met five times in 1999. Its functions include reviewing and approving the executive compensation program for FPL Group and its subsidiaries; setting performance targets; assessing executive performance; making grants of salary, annual incentive compensation, and long-term incentive compensation; and approving certain employment agreements.

The Executive Committee, comprised of Messrs. Broadhead (Chairman), Brown, Criser, Dolan, Malek, and Tregurtha, met four times in 1999. It also functions as the Nominating Committee. As such, it is responsible for identifying and evaluating potential nominees for election to the Board and recommends candidates for all directorships to be filled by the shareholders or the Board. The Committee will consider potential nominees recommended by any shareholder entitled to vote in elections of directors. Potential nominees must be submitted in writing to the Secretary, P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420, and must be received not later than 90 days in advance of the Annual Meeting of Shareholders.

DIRECTOR COMPENSATION

Directors of FPL Group who are salaried employees of FPL Group or any of its subsidiaries do not receive any additional compensation for serving as a director or committee member. Non-employee directors of FPL Group receive an annual retainer of $32,000 plus 500 shares of restricted Common Stock. Non-employee committee chairpersons receive an additional annual retainer of $4,000. A fee of $1,300 is paid to non-employee directors for each Board or committee meeting attended. Newly-elected non-employee directors are awarded 200 shares of restricted Common Stock when they join the Board.

Effective November 1, 1996, FPL Group's Non-Employee Director Retirement Plan was terminated. Retirement benefits of non-employee directors in office in 1996 and not retiring at or prior to the 1997 annual shareholders' meeting were converted to share units of FPL Group Common Stock. Such directors will be entitled to payment of the then current value of these share units upon ending service as a Board member at or after age 65.

Non-employee directors are covered by travel and accident insurance while on FPL Group business. Total premiums attributable to such directors amounted to $3,150 for 1999.

COMPENSATION COMMITTEE REPORT

The Compensation Committee submits the following report for 1999:

FPL Group's executive compensation program is designed to align compensation with the Corporation's business strategy, its goals and values, and the return to its shareholders. The program is also designed to provide a competitive compensation package, both in terms of its components and overall, that will attract and retain key executives critical to the success of the Corporation.

The Board of Directors adopted, and in 1994 and 1999 shareholders approved, an Annual Incentive Plan that is intended to prevent the loss of the federal income tax deductions available to the Corporation for the amount of any compensation in excess of $1,000,000 paid to the chief executive officer and the four other most highly-compensated officers. In accordance with the Annual Incentive Plan, the Committee structured the 1999 executive compensation program to qualify for deduction all compensation paid to these officers, and it intends to do likewise with the executive compensation programs for 2000 and future years as long as doing so is compatible with what the Committee considers to be a sound compensation program.

The Committee determines an executive's competitive total level of compensation based on information drawn from a variety of sources, including utility and general industry surveys, proxy statements, and independent compensation consultants. The Corporation's "comparator group" consists of nine electric utilities (all of which are included in the Dow Jones Electric Utilities Index), seven telecommunications companies, and eight general industrial companies located in the Southeast. Electric utility industry trends (i.e., deregulation and increasing competition) and the need to recruit from outside the industry are the principal reasons for including companies other than electric utilities in the comparator group.

There are three components to the Corporation's executive compensation program: base salary, annual incentive compensation, and long-term incentive compensation. In 1999, the three components were structured so that base salary represented 25% to 60% of an executive officer's total targeted compensation, annual incentive compensation represented 15% to 25% of such compensation, and long-term incentive compensation represented 20% to 55% of such compensation. The more senior the position, the greater the portion of compensation that is based on performance.

Base salaries are set by the Committee and are designed to be competitive with the comparator group companies described above. Generally, the Committee targets salary levels between the second and third quartiles of the comparator group, adjusted to reflect the individual's job experience and responsibilities. Increases in base salaries are based on the comparator group's practices, the Corporation's performance, the individual's performance, and increases in cost of living indices. The corporate performance measures used in determining adjustments to executive officers' base salaries are the same performance measures used to determine annual incentive compensation, weighted as discussed below in regard to the chief executive officer's compensation. James L. Broadhead's employment agreement provides that his base salary shall not be less than his base salary in effect when the agreement was signed in 1993; otherwise his base salary is subject to annual review in accordance with the Corporation's normal practices. Base salaries are reviewed and adjusted annually.

Annual incentive compensation is based on the attainment of net income goals for the Corporation which are established by the Committee at the beginning of the year. The amounts earned on the basis of this performance measure are subject to reduction based on the degree of achievement of other corporate performance measures (and in the case of FPL, business unit performance measures), and in the discretion of the Committee. These other corporate performance measures, which for 1999 consisted of the financial and operating indicators discussed below in regard to the chief executive officer's compensation, and business unit performance measures were also established by the Committee at the beginning of the year. For 1999, the net income goal was met, and the average level of achievement of the other performance measures exceeded the targets. However, the amounts paid out for 1999 were less than the amounts that could have been paid based on the attainment of the net income goal.

Long-term incentive compensation is based on the average level of achievement under the annual incentive plans over a four-year period for performance share awards, and on the average annual total shareholder return of FPL Group, as compared to that of the Dow Jones Electric Utilities Index companies, over a three-year period for shareholder value awards. Targeted awards, in the form of shares granted under the Corporation's Long Term Incentive Plan, are made at the beginning of the period. Since one of the goals of the performance share program is to link directly the financial interests of FPL Group's shareholders and senior management, four-year performance share award payouts (except for cash for the payment of incomes taxes) are made in shares of Common Stock which the recipient is expected, absent special circumstances, to hold for the duration of his or her employment. No payout was made with respect to shareholder value awards for the three-year period ended December 31, 1999.

For 1999, Mr. Broadhead, FPL Group's chief executive officer, was paid $1,000,000 in base salary, $950,000 in annual incentive compensation, and $1,148,751 (consisting of 28,104 shares of Common Stock) in long-term incentive compensation. The base salary reflects the Committee's assessment of Mr. Broadhead's overall performance and an analysis of the salaries of the chief executive officers in the comparator group.

Mr. Broadhead's annual incentive compensation for 1999 was based on the achievement of the Corporation's net income goals and the following performance measures for Florida Power & Light Company ("FPL") (weighted 75%) and the non-utility and/or new businesses (weighted 25%) and upon certain qualitative factors. For FPL, the incentive performance measures were financial indicators (weighted 50%) and operating indicators (weighted 50%). The financial indicators were operations and maintenance costs, capital expenditure levels, net income, regulatory return on equity, and operating cash flow. The operating indicators were service reliability as measured by the frequency and duration of service interruptions and service unavailability; system performance as measured by availability factors for the fossil power plants and an industry index for the nuclear power plants; employee safety; number of significant environmental violations; customer satisfaction survey results; load management installed capability; and conservation programs' annual installed capacity. For the non-utility and/or new businesses, the performance measures were total combined return on equity; non-utility net income and return on equity; corporate and other net income; employee safety; number of significant environmental violations; and the development of a plan to meet five-year growth objectives. The qualitative factors included measures to position the Corporation for greater competition and initiating other actions that significantly strengthen the Corporation and enhance shareholder value.

The long-term compensation payout to Mr. Broadhead was based on an average level of achievement of better than 100% of target with respect to the annual incentive plans for the four years ended December 31, 1999. As in 1999, the performance measures for 1996, 1997, and 1998 were based on predefined financial, operational, and strategic objectives.

Respectfully submitted,

THE COMPENSATION COMMITTEE

J. Hyatt Brown, Chairman                                  B. F. Dolan
H. Jesse Arnelle                                          Drew Lewis
Robert M. Beall, II                                       Paul R. Tregurtha
Armando M. Codina

EXECUTIVE COMPENSATION

The following table sets forth compensation paid during the past three years to FPL Group's chief executive officer and the other four most highly-compensated persons who served as executive officers of FPL Group, Florida Power & Light Company ("FPL"), or FPL Energy, LLC at December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                 ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                       ---------------------------------------- ----------------------------------
                                                      OTHER     RESTRICTED  SECURITIES
NAME AND PRINCIPAL                                   ANNUAL        STOCK    UNDERLYING     LTIP       ALL OTHER
POSITION               YEAR   SALARY     BONUS    COMPENSATION  AWARD(S)(A) OPTIONS (#) PAYOUTS(B) COMPENSATION(C)
------------------     ---- ---------- ---------- ------------- ----------- ----------- ---------- ----------------
James L. Broadhead.... 1999 $1,000,000 $  950,000    $19,946    $2,557,800    250,000   $1,148,751     $13,423
  Chairman and CEO of  1998    950,000  1,050,000     10,990                            2,004,180       13,456
  FPL Group and FPL    1997    900,000    877,500     10,439                            1,491,638       12,006

Paul J. Evanson....... 1999    628,500    616,900      8,656     1,278,900    150,000     458,985       13,539
  President of FPL     1998    592,500    546,900      2,785                              704,304       13,746
                       1997    564,300    423,200      2,646                              306,741       15,233

Michael W. Yackira.... 1999    408,500    316,200      8,953     1,278,900    150,000     210,792       10,563
  President of FPL     1998    380,000    326,000      3,482       572,500                344,693        9,964
  Energy, LLC          1997    320,000    208,000      3,830                              236,354       10,761

Dennis P. Coyle....... 1999    424,000    275,600      8,445     1,023,120    100,000     251,095       10,879
  General Counsel and  1998    400,000    288,000        667                              412,413       10,910
  Secretary of FPL     1997    376,200    211,600      3,830                              329,810       11,333
  Group and FPL

Thomas F. Plunkett.... 1999    340,000    219,100     10,088       255,780    100,000     179,564       10,146
  President, Nuclear   1998    302,500    177,900      3,482                              103,481       10,344
  Division of FPL      1997    275,000    123,200      3,482                               82,128       11,899

------------

(a) At December 31, 1999, Mr. Broadhead held 146,800 shares of restricted Common Stock with a value of $6,284,875. Of these, 96,800 shares were awarded in 1991 for the purpose of financing Mr. Broadhead's supplemental retirement plan and will offset lump-sum benefits that would otherwise be payable to him in cash upon retirement. See "Retirement Plans" herein. The remaining 50,000 shares will vest in 2001. At December 31, 1999, Mr. Evanson held 25,000 shares of restricted Common Stock with a value of $1,070,313 that vest as to 6,250 shares in each of years 2000, 2001, 2002, and 2003;
    Mr. Yackira held 35,000 shares of restricted Common Stock with a value of $1,498,438, 25,000 shares of which vest as to 6,250 shares in each of years 2000, 2001, 2002, and 2003; Mr. Coyle held 20,000 shares of restricted Common Stock with a value of $856,250 that vest as to 5,000 shares in each of years 2000, 2001, 2002, and 2003; Mr. Plunkett held 20,000 shares of restricted Common Stock with a value of $856,250, 5,000 shares of which vest as to 1,250 shares in each of years 2000, 2001, 2002, and 2003. Dividends at normal rates are paid on restricted Common Stock.

(b) Payouts were made either entirely in shares of Common Stock, valued at the closing price on the last business day preceding payout, or in a combination of cash (for payment of income taxes) and shares of Common Stock.
    Messrs. Evanson and Plunkett deferred their payouts under FPL Group's Deferred Compensation Plan.

(c) For 1999, represents employer matching contributions of $7,600 to employee thrift plans for each individual and employer contributions for life insurance as follows: Mr. Broadhead $5,823, Mr. Evanson $5,939, Mr. Yackira $2,963, Mr. Coyle $3,279, and Mr. Plunkett $2,546.

LONG TERM INCENTIVE PLAN AWARDS

In 1999, performance awards, shareholder value awards, and stock option awards under FPL Group's Long Term Incentive Plan were made to the executive officers named in the Summary Compensation Table as set forth in the following tables.

                            PERFORMANCE SHARE AWARDS

                                                                                          ESTIMATED FUTURE PAYOUTS UNDER
                                                                                            NON-STOCK PRICE-BASED PLANS
                                                    NUMBER        PERFORMANCE PERIOD      -------------------------------
NAME                                               OF SHARES         UNTIL PAYOUT         TARGET (#)        MAXIMUM (#)
----                                               ---------      ------------------      -----------      --------------
James L. Broadhead...............................   19,687        1/1/99 - 12/31/02         19,687             31,499
Paul J. Evanson..................................    7,874        1/1/99 - 12/31/02          7,874             12,598
Michael W. Yackira...............................    4,387        1/1/99 - 12/31/02          4,387              7,019
Dennis P. Coyle..................................    4,553        1/1/99 - 12/31/02          4,553              7,285
Thomas F. Plunkett...............................    3,651        1/1/99 - 12/31/02          3,651              5,842

The performance share awards in the preceding table are payable at the end of the four-year performance period. The amount of the payout is determined by multiplying the participant's target number of shares by his average level of attainment, expressed as a percentage, which may not exceed 160%, of his targeted awards under the Annual Incentive Plans for each of the years encompassed by the award period. A description of the 1999 Annual Incentive Plan performance indicators is included in the Compensation Committee Report herein.

                            SHAREHOLDER VALUE AWARDS

                                                                                          ESTIMATED FUTURE PAYOUTS UNDER
                                                                                           NON-STOCK PRICE-BASED PLANS
                                                    NUMBER        PERFORMANCE PERIOD      ------------------------------
NAME                                               OF SHARES         UNTIL PAYOUT         TARGET (#)        MAXIMUM (#)
----                                               ---------      ------------------      ----------       -------------
James L. Broadhead...............................   13,423        1/1/99 - 12/31/01         13,423            21,477
Paul J. Evanson..................................    6,749        1/1/99 - 12/31/01          6,749            10,798
Michael W. Yackira...............................    3,655        1/1/99 - 12/31/01          3,655             5,848
Dennis P. Coyle..................................    3,415        1/1/99 - 12/31/01          3,415             5,464
Thomas F. Plunkett...............................    2,738        1/1/99 - 12/31/01          2,738             4,381

The shareholder value awards in the preceding table are payable at the end of the three-year performance period. The amount of the payout is determined by multiplying the participant's target number of shares by a factor derived by comparing the average annual total shareholder return of FPL Group (price appreciation of FPL Group Common Stock plus dividends) to the total shareholder return of the Dow Jones Electric Utilities Index companies over the three-year performance period. The payout may not exceed 160% of targeted awards.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                           INDIVIDUAL GRANTS
                                           ----------------------------------------------------------------------------------
                                               NUMBER OF         PERCENT OF TOTAL
                                               SECURITIES       OPTIONS GRANTED TO   EXERCISE OR                 GRANT DATE
                                           UNDERLYING OPTIONS      EMPLOYEES IN      BASE PRICE    EXPIRATION   PRESENT VALUE
NAME                                        GRANTED (#) (A)        FISCAL YEAR        ($/SHARE)       DATE         ($) (B)
----                                       ------------------   ------------------   -----------   ----------   -------------
James L. Broadhead.......................       250,000                19.2%           51.156       2/15/06       2,247,027
Paul J. Evanson..........................       150,000                11.5%           51.156       2/15/09       1,515,497
Michael W. Yackira.......................       150,000                11.5%           51.156       2/15/09       1,515,497
Dennis P. Coyle..........................       100,000                 7.7%           51.156       2/15/09       1,010,331
Thomas F. Plunkett.......................       100,000                 7.7%           51.156       2/15/09       1,010,331

------------

(a) Options granted are non-qualified stock options. Mr. Broadhead's options will be exercisable on November 28, 2001. All other stock options will become exercisable 25% per year and be fully exercisable after four years. All options were granted at an exercise price per share of 100% of the fair market value of FPL Group Common Stock on the date of grant.

(b) The values shown reflect standard application of the Black-Scholes pricing model. Volatility is equal to 18.08% and yield is equal to 3.81%. The interest rate is equal to the U.S. Treasury Strip Rate on the date of grant with a term equal to that of the option (5.19% for the 7-year options expiring 2/15/06 and 5.40% for the 10-year options expiring 2/15/09). The values do not take into account risk factors such as non-transferability or risk of forfeiture.

The preceding table sets forth information concerning individual grants of common stock options during fiscal year 1999 to the executive officers named in the Summary Compensation Table. Such awards are also listed in the Summary Compensation Table of this Proxy Statement in the column entitled "Securities Underlying Options."

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                          NUMBER OF SECURITIES
                                                                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                            SHARES                          OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                                          ACQUIRED ON                         YEAR-END (#)               FISCAL YEAR-END ($)
                                           EXERCISE        VALUE       ---------------------------   ---------------------------
NAME                                          (#)       REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                      -----------   ------------   -----------   -------------   -----------   -------------
James L Broadhead.......................     0             0              0             250,000         0             0
Paul J. Evanson.........................     0             0              0             150,000         0             0
Michael W. Yackira......................     0             0              0             150,000         0             0
Dennis P. Coyle.........................     0             0              0             100,000         0             0
Thomas F. Plunkett......................     0             0              0             100,000         0             0

The preceding table sets forth information, with respect to the named officers, concerning the exercise of stock options during the fiscal year and unexercised options held at the end of the fiscal year. The named officers did not exercise any stock options during 1999 and held no exercisable options at the end of the year. All of the unexercisable options shown in the preceding table were granted in 1999. At December 31, 1999, the fair market value of the underlying securities (based on the closing share price of FPL Group Common Stock reported on the NYSE of $42.8125 per share) did not exceed the exercise or base price of the options, therefore the options were not in-the-money at fiscal year-end.

RETIREMENT PLANS

FPL Group maintains a non-contributory defined benefit pension plan and a supplemental executive retirement plan. The following table shows the estimated annual benefits, calculated on a straight-line annuity basis, payable upon retirement in 1999 at age 65 after the indicated years of service.

                               PENSION PLAN TABLE

                                             YEARS OF SERVICE
 ELIGIBLE AVERAGE     --------------------------------------------------------------
ANNUAL COMPENSATION       10           20           30           40           50
-------------------   ----------   ----------   ----------   ----------   ----------
    $  300,000        $   58,809   $  117,606   $  146,414   $  154,909   $  157,297
       400,000            78,809      157,606      196,414      207,409      209,797
       500,000            98,809      197,606      246,414      259,909      262,297
       600,000           118,809      237,606      296,414      312,409      314,797
       700,000           138,809      277,606      346,414      364,909      367,297
       800,000           158,809      317,606      396,414      417,409      419,797
       900,000           178,809      357,606      446,414      469,909      472,297
     1,000,000           198,809      397,606      496,414      522,409      524,797
     1,100,000           218,809      437,606      546,414      574,909      577,297
     1,200,000           238,809      477,606      596,414      627,409      629,797
     1,300,000           258,809      517,606      646,414      679,909      682,297
     1,400,000           278,809      557,606      696,414      732,409      734,797
     1,500,000           298,809      597,606      746,414      784,909      787,297
     1,600,000           318,809      637,606      796,414      837,409      839,797
     1,700,000           338,809      677,606      846,414      889,909      892,297
     1,800,000           358,809      717,606      896,414      942,409      944,797
     1,900,000           378,809      757,606      946,414      994,909      997,297
     2,000,000           398,809      797,606      996,414    1,047,409    1,049,797
     2,100,000           418,809      837,606    1,046,414    1,099,909    1,102,297
     2,200,000           438,809      877,606    1,096,414    1,152,409    1,154,797
     2,300,000           458,809      917,606    1,146,414    1,204,909    1,207,297
     2,400,000           478,809      957,605    1,196,414    1,257,409    1,259,797

The compensation covered by the plans includes annual salaries and bonuses of certain officers of FPL Group and FPL Energy, and annual salaries of officers of FPL, as shown in the Summary Compensation Table, but no other amounts shown in that table. The estimated credited years of service for the executive officers named in the Summary Compensation Table are: Mr. Broadhead, 11 years;
Mr. Evanson, 7 years; Mr. Yackira, 10 years; Mr. Coyle, 10 years; and
Mr. Plunkett, 9 years. Amounts shown in the table reflect deductions to partially cover employer contributions to social security.

A supplemental retirement plan for Mr. Broadhead provides for a lump-sum retirement benefit equal to the then present value of a joint and survivor annuity providing annual payments to him or his surviving beneficiary equal to 61% to 70% of his average annual compensation for the three years prior to his retirement between age 62 (1998) and age 65 (2001), reduced by the then present value of the annual amount of payments to which he is entitled under all other pension and retirement plans of FPL Group and former employers. This benefit is further reduced by the then value of 96,800 shares of restricted Common Stock which vest in 2001. Upon a change in control of FPL Group (as defined below under "Employment Agreements"), the restrictions on the restricted stock lapse and the full retirement benefit becomes payable. Upon termination of Mr. Broadhead's employment agreement (also described below) without cause, the restrictions on the restricted stock lapse, and he becomes fully vested under the supplemental retirement plan.

A supplemental retirement plan for Mr. Coyle provides for benefits, upon retirement at age 62 (2000) or more, based on two times his credited years of service. A supplemental retirement plan for Mr. Evanson provides for benefits based on two times his credited years of service up to age 65 and one times his credited years of service thereafter. A supplemental retirement plan for Mr. Plunkett provides for benefits, upon retirement at age 62 or more, based on two times his credited years of service up to age 65 and one times his credited years of service thereafter.

In 1998, the vesting schedule attached to 10,000 shares of restricted Common Stock held by C.O. Woody, then President of the Power Generation Division of FPL, was amended to coincide with Mr. Woody's planned retirement in June 1999. As a consequence of the amended vesting schedule, Mr. Woody was indebted to FPL for a period of less than two weeks in June 1999 for $147,133 in taxes owed upon vesting of the shares.

The Corporation sponsors a split-dollar life insurance plan for certain of its senior officers. Benefits under the split-dollar plan are provided by universal life insurance policies purchased by the Corporation. If the officer dies prior to retirement, the officer's beneficiaries generally receive two and one-half times the officer's annual salary at the time of death. If the officer dies after retirement, the officer's beneficiaries receive between 50% to 100% of the officer's final annual salary. Each officer is taxable on the insurance carrier's one-year term rate for his life insurance coverage.

EMPLOYMENT AGREEMENTS

The Corporation has an employment agreement with Mr. Broadhead that provides for automatic one-year extensions after 2000 unless either party elects not to extend. The agreement provides for a minimum base salary of $765,900 per year, subject to increases based upon corporate and individual performance and increases in cost-of-living indices, plus annual and long-term incentive compensation opportunities at least equal to those currently in effect. If the Corporation terminates Mr. Broadhead's employment without cause, he is entitled to receive a lump-sum payment of two years' compensation. Compensation is measured by the then current base salary plus the average of the preceding two years' annual incentive awards. He would also be entitled to receive all amounts accrued under all performance share grants in progress, prorated for the year of termination and assuming achievement of the targeted award, and to full vesting of his benefits under his supplemental retirement plan.

The Corporation and certain of its subsidiaries have entered into employment agreements with certain officers, including the individuals named in the Summary Compensation Table, to become effective in the event of a change of control of the Corporation, which is defined as the acquisition of beneficial ownership of 20% of the voting power of the Corporation, certain changes in the Corporation's Board, or approval by the shareholders of the liquidation of the Corporation or of certain mergers or consolidations or of certain transfers of the Corporation's assets. These agreements are intended to assure the Corporation of the continued services of key officers. The agreements provide that each officer shall be employed by the Corporation or one of its subsidiaries in his then current position, with compensation and benefits at least equal to the then current base and incentive compensation and benefit levels, for an employment period of four and, in certain cases, five years after a change of control occurs. The agreements also provide that the maximum amount payable under all long-term incentive compensation grants outstanding on the date a change of control occurs is payable in cash; all stock options are vested and exercisable; and all restrictions on restricted stock lapse.

In the event that the officer's employment is terminated (except for death, disability, or cause) or if the officer terminates his employment for good reason, as defined in the agreement, the officer is entitled to severance benefits in the form of a lump-sum payment equal to the compensation due for the remainder of the employment period or for two years, whichever is longer. Such benefits would be based on the officer's then base salary plus an annual bonus at least equal to the highest bonus for the three years preceding the change of control. The officer is also entitled to the maximum amount payable under all long-term incentive compensation grants outstanding, continued coverage under all employee benefit plans, supplemental retirement benefits, and reimbursement for any tax penalties incurred as a result of the severance payments.

SHAREHOLDER PROPOSALS

Proposals on matters appropriate for shareholder consideration consistent with the regulations of the Securities and Exchange Commission submitted by shareholders for inclusion in the proxy statement and form of proxy for the 2001 Annual Meeting of Shareholders must be received at FPL Group's principal executive offices on or before December 1, 2000. After February 14, 2001, notice to FPL Group of a shareholder proposal submitted for consideration at the 2001 Annual Meeting of Shareholders, which is not submitted for inclusion in FPL Group's proxy statement and form of proxy, will be considered untimely and the persons named in the proxies solicited by FPL Group's Board of Directors for the 2001 Annual Meeting of Shareholders may exercise discretionary voting power with respect to any such proposal.

Shareholder proposals may be mailed to Dennis P. Coyle, Secretary, FPL
Group, Inc., Post Office Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420.

GENERAL

The expense of soliciting proxies will be borne by FPL Group. Proxies will be solicited principally by mail, but directors, officers, and regular employees of FPL Group or its subsidiaries may solicit proxies personally or by telephone. FPL Group has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies, for which services it will be paid a fee of $5,000 plus out-of-pocket expenses. FPL Group will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy materials to beneficial owners.

OTHER BUSINESS

The Board of Directors does not know of any other business to be presented at the meeting and does not intend to bring before the meeting any matter other than the proposals described herein. However, if any other business should come before the meeting, or any adjournments thereof, the persons named in the accompanying proxy card will have discretionary authority to vote all proxies.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. ACCORDINGLY, YOU ARE RESPECTFULLY REQUESTED TO MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY AT YOUR EARLIEST CONVENIENCE.

BY ORDER OF THE BOARD OF DIRECTORS.

DENNIS P. COYLE

Secretary

March 31, 2000

                                                                      0732-PS-00

FPL GROUP, INC.                                                 PRESORTED
Human Resources Corporate/JB                                    STANDARD
P.O. Box 14000 Juno Beach, FL 33408                               RATE
                                                              U.S. POSTAGE
                                                               PAID PROXY
                                                               TABULATOR


                                                               CONFIDENTIAL:
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                                                           MATERIALS ENCLOSED


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                PLEASE SEE REVERSE SIDE FOR IMPORTANT INFORMATION
                                FPL GROUP, INC.
                       FIDELITY MANAGEMENT TRUST COMPANY
                     TRUSTEE FOR THE FPL GROUP THRIFT PLANS
This card, when properly executed and returned, will instruct Fidelity Management Trust Company, the Trustee of the FPL Group Thrift Plans, to vote the number of shares representing your proportionate interests in the FPL Group Stock Fund and the Leveraged ESOP Stock Fund in the FPL Group Thrift Plans ("your shares") in the manner you indicated on the reverse side at the Annual Meeting of Shareholders of FPL Group, Inc. which will be held on May 15, 2000, and any adjournment or postponement thereof. Your instructions will determine the vote on a proportionate number of unallocated shares. If you sign and return this card, but do not indicate your vote, if you do not sign the card, or if your card is not received by May 9, 2000, the Trustee will not vote your shares. However, the Trustee will vote your proportionate number of unallocated shares in the same manner as it votes Leveraged ESOP shares for which instructions were received.

                                                 Date _________, 2000
                                                 Please date and sign your name
                                                 as it appears on this card.
                                                 ______________________________


                                                 ______________________________
                                                          (Signature)
                                                      (See Reverse Side)    913

March 31, 2000

FPL GROUP, INC.
P.O. Box 14000
Juno Beach, FL 33408

To Thrift Plan Participant:

The 2000 FPL Group, Inc. Annual Meeting of Shareholders will be held on Monday, May 15, 2000 in Palm Beach Gardens, Florida, at the PGA National Resort, 400 Avenue of the Champions, at 10:00 A.M. The FPL Group, Inc. Proxy Statement and the 1999 Annual Report are enclosed for your review.

As a participant in the FPL Group Employee Thrift Plans, you are a shareholder of FPL Group, Inc. You may direct Fidelity Management Trust Company, the Thrift Plans Trustee, on how you wish to vote your proportionate interest in the shares of FPL Group, Inc. common stock held in the Thrift Plans Trust.

You may send your instructions to the Trustee over the telephone, on the internet, or by mail. To send your voting instructions by telephone, simply dial 1-888-221-0697 from a touch tone phone. To send instructions over the internet, visit the website at www.401kproxy.com. If you do not wish to instruct the Trustee on the voting of your shares by phone or by internet, you should detatch, complete, and return the instruction card at the bottom of this letter to the Trustee in the enclosed envelope.

The FPL Group, Inc. common stock held in the Thrift Plans Trust has been divided into two funds - the FPL Group Stock Fund and the FPL Group Leveraged ESOP Fund. Your voting instructions will tell the Trustee how to vote the number of shares reflecting your proportionate interest in each of these two funds. Your voting instructions will also determine the vote on a proportionate number of the Leveraged ESOP shares which are held in the Thrift Plan, but not yet allocated to participants. (For more information about the Leveraged ESOP feature of the Thrift Plan refer to your Employee Handbook.)

If you do not give the Trustee your voting instructions, your shares will not be voted. However, your proportionate share of the unallocated Leveraged ESOP shares will be voted by the Trustee in the same manner as it votes Leveraged ESOP shares for which instructions are received.

You must provide Instructions to the Trustee by May 9, 2000. You may issue instructions by telehone or internet until 12:00 Midnight on that day. If you are sending instructions by mail, the Trustee must receive your executed instruction card by May 9, 2000.

The FPL Group Board of Directors recommends a vote "FOR" items 1 and 2. Please review the information provided carefully and take the time to instruct the Trustee as to the voting of your shares. Remember, your vote is very important.

(SEE REVERSE SIDE FOR TELEPHONE OR INTERNET VOTING INSTRUCTIONS.)

Please fold and detach card at perforation before mailing

 VOTING INSTRUCTION CARD

Please vote by filling in the boxes below.

1. Election of Directors: 01) H. Jesse Arnelle,            FOR      WITHHELD
                          02) Sherry S. Barrat,            / /         / /
                          03) Robert M. Beall, II,
                          04) James L. Broadhead,
                          05) J. Hyatt Brown,
                          06) Armando M. Codina,
                          07) Marshall M. Criser,
                          08) Willard D. Dover,
                          09)Alexander W. Dreyfoos Jr.,
                          10) Paul J.Evanson,
                          11) Drew Lewis,
                          12) Frederic V. Malek, and
                          13) Paul R. Tregurtha.



______________________________________
For all nominees except as noted above

2. Ratification of Auditors                  FOR       AGAINST       ABSTAIN
                                             / /         / /           / /

3. Such other business as may properly come before the meeting

                           (SIGN ON REVERSE SIDE)                          913

                                   DETACH HERE

                                      PROXY

                                 FPL GROUP, INC.

                                  P.O. Box 9381
                                BOSTON, MA 02205

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Dennis P. Coyle, Lawrence J. Kelleher, and Mary Lou Kromer, and each of them, with power of substitution, proxies of the undersigned, to vote all shares of Common Stock of FPL Group, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held May 15, 2000, and any adjournment or postponement thereof, upon the matters referred to on this proxy and, in their discretion, upon any other business that may properly come before the meeting.

     This Proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR proposals 1 and 2.


1. Election of Directors: H. Jesse Arnelle, Sherry S. Barrat, Robert M. Beall, II, James L. Broadhead, J. Hyatt Brown, Armando M. Codina, Marshall M. Criser, Willard D. Dover, Alexander W. Dreyfoos, Jr., Paul J. Evanson, Drew Lewis, Frederic V. Malek and Paul R. Tregurtha.

________________                                                ________________
SEE REVERSE SIDE   CONTINUED AND TO BE SIGNED ON REVERSE SIDE   SEE REVERSE SIDE
________________                                                ________________

FPL Group, Inc.
P.O. BOX 14000
JUNO BEACH, FL 33408

                                                                 March 31, 2000

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders to be held at 10:00 a.m. on Monday May 15, 2000, at the PGA National Resort, Palm Beach Gardens, Florida. Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided. If you plan to attend the meeting, please mark the appropriate box on the proxy.

                                                   Sincerely,

                                                   ----------------------------
                                                   James L. Broadhead
                                                   Chairman of the Board and
                                                   Chief Executive Officer



FPL36A                          DETACH HERE

/X/ Please mark
    votes as in
    this example.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.


1. Election of     FOR    WITHHELD        2. Ratification of         FOR      AGAINST     ABSTAIN
   Directors       / /      / /            Auditors                  / /        / /         / /
   (see reverse)


3. Such other business as may properly come before the meeting For all nominees except as noted above

                          MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   / /

                          MARK HERE IF YOU PLAN TO ATTEND THE MEETING     / /

                          When signing as attorney, executor, trustee, guardian, or corporate officer, please give title. For joint account, each joint owner should sign.

Signature:___________________________ Date:__________________

Signature:___________________________ Date:__________________ \
